Exhibit 15.2

April 28, 2021

To: LexinFintech Holdings Ltd. (乐信控股有限公司) (the “Company”)

27/F, CES Tower, No. 3099 Keyuan South Road

Nanshan District, Shenzhen 518057

The People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 4. Information on the Company—C. Organizational Structure” in the Company’s annual report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ SHIHUI PARTNERS

SHIHUI PARTNERS